UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

IndexIQ ETF Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	(see next page)
(State of incorporation or organization)	(IRS Employer Identification No.)

c/o IndexIQ Advisors LLC 800 Westchester Avenue, Suite N611 Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-152915

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each of the following five portfolios, each a separate series of IndexIQ ETF Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 2 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-152915; 811-22227) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust’s five investment portfolios to which this filing relates and their respective Internal Revenue Service Employer Identification Numbers are as follows:

IQ Hedge Multi-Strategy Tracker ETF	26-3104022
IQ Hedge Long/Short Tracker ETF	26-3104298
IQ Hedge Market Neutral Tracker ETF	26-3104631
IQ Hedge Macro Tracker ETF	26-3104184
IQ Hedge Event-Driven Tracker ETF	26-3104571

Item 2.    Exhibits.

1.   The Trust’s Declaration of Trust is included as Exhibit 23(a) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on February 4, 2009 (“Amendment No. 1”).

2.   The Trust’s By-Laws is included as Exhibit 23(b) to Amendment No. 1.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDEXIQ ETF TRUST

March 17, 2009	/s/ Adam S. Patti
Name: Adam S. Patti
Title: Chairman, Trustee, President and PEO